Exhibit 20.5
Page 1 of 3

                   Navistar Financial 1996 - B Owner Trust
                         For the Month of March 1998
                      Distribution Date of April 20, 1998
                           Servicer Certificate #18

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $258,022,892.73
Beginning Pool Factor                                           0.5303576

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,646,248.07
     Interest Collected                                     $2,175,806.98

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,334,354.14
Total Additional Deposits                                   $1,334,354.14

Repos / Chargeoffs                                            $619,153.90
Aggregate Number of Notes Charged Off                                 121

Total Available Funds                                      $14,740,901.26

Ending Pool Balance                                       $246,172,998.69
Ending Pool Factor                                              0.5060006

Servicing Fee                                                 $215,019.08

Repayment of Servicer Advances                                $415,507.93

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,845,997.11
     Target Percentage                                               2.50%
     Target Balance                                         $6,154,324.97
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                   ($1,115,849.85)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.999%
Current Weighted Average Remaining Term (months):                   33.92

Delinquencies                                             Dollars         Notes
    Installments:               1 - 30 days            $1,629,210.69      1,353
                                31 - 60 days             $501,130.37        413
                                60+  days                $184,961.21         85

     Total:                                            $2,315,302.27      1,362

     Balances:                  60+  days              $2,686,177.99         85

Memo Item - Reserve Account
     Prior Month                                       $9,502,092.63
+    Invest. Income                                       $40,986.41
+    Excess Serv.                                      $1,302,918.07
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $10,845,997.11

Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of March 1998

                                                                    NOTES
                                                                                                       CLASS B         CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2      CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00   $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%            3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%           6.500%          7.450%

Beginning Pool Balance          $258,022,892.73
Ending Pool Balance             $246,172,998.69

Collected Principal              $11,230,740.14
Collected Interest                $2,175,806.98
Charge - Offs                       $619,153.90
Liquidation Proceeds/Recoveries   $1,334,354.14
Servicing                           $215,019.08
Cash Transfer from Reserve Account        $0.00
Total Collections Available
   for Debt Service              $14,525,882.18

Beginning Balance               $258,022,892.73            $0.00            $0.00  $234,344,520.54   $12,758,533.40  $10,919,838.79

Interest Due                      $1,373,070.07            $0.00            $0.00    $1,236,167.35       $69,108.72      $67,794.00
Interest Paid                     $1,373,070.07            $0.00            $0.00    $1,236,167.35       $69,108.72      $67,794.00
Principal Due                    $11,849,894.04            $0.00            $0.00   $11,079,650.93      $414,746.29     $355,496.82
Principal Paid                   $11,849,894.04            $0.00            $0.00   $11,079,650.93      $414,746.29     $355,496.82

Ending Balance                  $246,172,998.69            $0.00            $0.00  $223,264,869.61   $12,343,787.11  $10,564,341.97
Note / Certificate Pool Factor                            0.0000           0.0000           0.9440           0.7249          0.7246
   (Ending Balance / Original Pool Amount)
Total Distributions              $13,222,964.11            $0.00            $0.00   $12,315,818.28      $483,855.01     $423,290.82

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                  $1,302,918.07
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,845,997.11
(Release) / Draw                 ($1,115,849.85)
Ending Reserve Acct Balance       $9,730,147.26


Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of March 1998


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                              6                 5                 4                  3                2                  1
                           Oct-97            Nov-97            Dec-97            Jan-98            Feb-98             Mar-98
Beginning Pool Bal.    $332,810,807.25   $317,634,491.42   $307,339,061.17   $290,293,937.92   $271,290,173.60   $258,022,892.73

A)   Loss Trigger:
Principal of Contracts
  Charged Off              $926,791.58       $427,497.73     $2,140,338.06     $1,108,101.38       $664,343.07       $619,153.90
Recoveries               $2,424,018.23       $510,112.36       $437,340.36       $553,894.62       $825,149.66     $1,334,354.14

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)      $3,675,937.17              Total Charged off (Months 1 - 6)             $5,886,225.72
   Total Recoveries (Months 3, 2, 1)       $2,713,398.42              Total Recoveries (Months 1 - 6)              $6,084,869.37
   Net Loss / (Recoveries) for 3 Mos         $962,538.75(a)           Net Loss/(Recoveries) for 6 Mos.              ($198,643.65)(c)

   Total Balance (Months 5, 4, 3)        $915,267,490.51(b)           Total Balance (Months 1 - 6)             $1,777,391,364.09(d)

   Loss Ratio Annualized  [(a/b) * (12)]         1.2620%              Loss Ratio Annualized [(c/d) (12)]                -0.13411%

   Trigger:  Is Ratio > 1.5%                         No               Trigger:  Is Ratio > 6.0%                               No

                                                                                 Jan-98            Feb-98             Mar-98
B)   Delinquency Trigger:                                                      $3,462,878.49     $3,320,731.46     $2,686,177.99
     Balance delinquency 60+ days                                                   1.19289%          1.22405%          1.04106%
     As % of Beginning Pool Balance                                                 1.59183%          1.60505%          1.15267%
     Three Month Average

Trigger:  Is Average > 2.0%                          No

C)   Noteholders Percent Trigger:                2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer